EXHIBIT 99.4

SHARE PURCHASE AND ASSIGNMENT AGREEMENT

This SHARE PURCHASE AND ASSIGNMENT AGREEMENT (the “Agreement”) is entered into this 16th day of April 2019, to be effective April 16, 2019 (the “Effective Date” or “Closing Date”), by and among Mineral Mountain Mining & Milling Company, an Idaho corporation (“MMMM” or the “Company”), with offices located at 122 Dickenson Avenue, Toms River NJ 08753, on the one hand, and Aurum, LLC (“Aurum”), a newly-organized Nevada corporation with offices located at 13 Bow Circle, Suite 170, Hilton Head, South Carolina 29928, on the other hand. The Company and/or Aurum are sometimes referred to individually, as a “Party” and collectively, as the “Parties.”

WHEREAS, the Company owns and controls two wholly-owned subsidiaries, Nomadic Gold Mines, Inc., an Alaska corporation (“Nomadic”) and Lander Gold Mines, Inc., a Wyoming corporation (“Lander”) (collectively the “MMMM Mining Subsidiaries”), each of which has exclusive rights to and/or owns mining claims in the States of Alaska and Wyoming, respectively; and

WHEREAS, the Company, since its inception, has not generated significant revenues and during the past two fiscal years ended September 30, 2017 and 2018, the Company generated no operational revenues and had limited liquid assets; and

WHEREAS, the Company filed a registration statement with the SEC, Registration No. 333-227839 that was declared effective by the United States Securities and Exchange Commission (the “SEC”) on March 8, 2019 (the “Registration Statement”), pursuant to which the Company may, at its option, offer and sell to Crown Bridge Partners, LLC (“CBP”), from time to time, up to 8,000,000 (eight million) shares of Common Stock (the “Equity Line Offering” or “Offering”) for total Offering proceeds of up to $5 million to finance the Company’s mining operations and to diversify its business, as described in the Registration Statement prospectus, in accordance with the terms of an Equity Financing Agreement dated October 1, 2018; and

WHEREAS, the Parties understand and agree that in order for the Company to be successful in generating revenues from its operations, the Company had determined that it was in its best interests and in the interests of its shareholders to enter into separate share exchange agreements with NuAxess 2, Inc., a newly organized Delaware corporation (“NuAxess”) and PR345, Inc., a newly-organized Texas corporation (“PR345”) and their respective shareholders dated March 22, 2019 (collectively, the “Share Exchange Agreements” and individually, the “NuAxess SEA” and the “PR345 SEA”), pursuant to which both NuAxess and PR345 shall become wholly-owned subsidiaries of the Company; and

WHEREAS, the Company has determined to enter into the Share Exchange Agreements, pursuant to which it agreed to issue to: (i) NuAxess and PR345 shares of the Company’s newly authorized Series C Convertible Preferred Stock; and (ii) the minority shareholders of NuAxess and PR345 shares of the Company’s newly authorized shares of Series D Convertible Preferred Stock, because of the reasonably based projected growth potential and new business opportunities afforded by NuAxess’ and PR345’s business plans; and

WHEREAS, the Company, in Section 1.03(o) of the respective Share Exchange Agreements, agreed to negotiate and enter into a Management Buyout Option Agreement (the “MBO Agreement”) in which it agreed to sell and granted the Management Group (as defined in the Share Exchange Agreements) the right to purchase directly or through an entity organized by the Management Group 75% of its equity interests of the MMMM Mining subsidiaries, evidenced by: (i) 75 million shares of common stock, no par value, of Nomadic (the “Purchased Nomadic Shares”); and (ii) 75 million shares of common stock, par value $0.0001, of Lander (the “Purchased Lander Shares”), which are referred to collectively, as the “Purchased Equity Interests,” for the sum of $10 and the Company retaining ownership of the remaining 25% Equity Interests in the MMMM Mining Subsidiaries, evidenced by 25 million Nomadic Shares and 25 million Lander Shares; and

WHEREAS, the Parties agree that, before and at the Closing, the authorized shares of capital stock of the MMMM Mining Subsidiaries is: (i) with respect to Lander, 100 million shares of common stock, par value $0.0001 and 10 million shares of preferred stock, par value $0.001; and (ii) with respect to Nomadic, unlimited shares of common stock, no par value and 50 million shares of preferred stock, par value $0.01; and

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WHEREAS, the Management Group organized Aurum for the purpose of purchasing the Purchased Equity Interests and pursuant to Section 1.03(o) of the Share Exchange Agreements, to operate the MMMM Mining Subsidiaries with full and exclusive control over the management of the daily operations of the MMMM Mining Subsidiaries; and

WHEREAS, the Company, NuAxess and PR345 have no involvement with, interest in or any other connection with Aurum; and

WHEREAS, the Share Exchange Agreements further provides funding mechanisms which shall permit Aurum to use such funding to operate the MMMM Mining Subsidiaries, including but not limited to investigating and developing any mineral resources in the MMMM Mining Subsidiaries’ mining claims; and

WHEREAS, the closing of this MBO Agreement (the “MBO Closing”) shall occur contemporaneously with the NuAxess/PR345 Closing; and

WHEREAS, as a condition to the MBO Closing and pursuant to Section 1.01(a) of the Share Exchange Agreements, Sheldon Karasik, the Company’s Chairman and CEO and owner of 100% of the shares of the Company’s Series B Super Voting Preferred Stock (“Super Voting Preferred Stock”), agreed to place in escrow the Super Voting Preferred Stock and, upon execution of a commercial contract by either NuAxess or PR345, release the Super Voting Preferred Stock and transfer and assign all shares of the Super Voting Preferred Stock to IDH Holdings 2, Inc. (“IDH”), an entity owned and controlled by KMSKJ Non-Grantor Trust, and the control shareholder of NuAxess, as part of the transactions contemplated by Section 1.01(a) of the Share Exchange Agreements; and

WHEREAS, the Company, relying on the representations made to it by Aurum in Section 2 below, as well as representations made separately about the imminent new business contracts and the longer term growth prospects of NuAxess and PR345, and the corresponding potential revenue generating businesses that would result from the closing of the Share Exchange Agreements with NuAxess and PR345 (the “NuAxess/PR345 Closing”), believes that it is in the best interests of the Company and its shareholders to enter into this Agreement and the transactions contemplated hereby; and

WHEREAS, Aurum is relying on the representations made to them by the Company in Section 3 below in entering into this Agreement and the commitment of the Company and its incoming shareholders to provide funding for the operations of the MMMM Mining Subsidiaries as set forth in Sections 1.04(e), (f), (g), (h) and (i) of this Agreement and the corresponding obligations as set forth in Sections 1.03(l), (m), (n), (o), (s) and (t) of the Share Exchange Agreements; and

WHEREAS, Aurum acknowledges and agree that so long as the Company shall be in compliance with its funding obligations as set forth in Sections 1.04(e), (f) (g), (h) and (i) of this Agreement and Sections 1.03(l), (m), (n), (o), (s) and (t) of the Share Exchange Agreements, the Company’s Equity Interests of 25% of the MMMM Mining Subsidiaries, as defined in Section 2.02 below, shall not be subject to any dilution, unless the Company shall give it prior written consent to any dilutive event, or unless any corporate or capital raising transaction(s) undertaken by Aurum necessitates and results in dilution of all outstanding Common Stock of the MMMM Mining Subsidiaries and provided that the holders of the 25% Equity Interests in the MMMM Mining Subsidiaries shall receive not less than 30 business days prior written notice of any such corporate or capital raising transactions..

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived therefrom, and intending to be legally bound hereby, the Parties hereby agree as follows:

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ARTICLE I

SHARE PURCHASE AND ASSIGNMENT

Section 1.01 The Share Purchase. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company shall assign, transfer and deliver to Aurum, as the designee of the Management Group, the Purchased Equity Interests, evidenced by 75 million Nomadic Shares and 75 million Lander Shares, representing 75% of the capital stock of the MMMM Mining Subsidiaries, free and clear of all liens and encumbrances, and the Company shall retain 25% Equity Interests in the MMMM Mining Subsidiaries, represented by 25 million Nomadic Shares and 25 million Lander Shares. The Parties agree that, before and at the Closing, the maximum number of authorized shares of capital stock in Lander is 100 million shares of common stock at par value $0.0001 and the maximum number of authorized shares of capital stock in Nomadic is 100 million shares of common stock at par value $0.00.

Section 1.02 No Dilution. The Parties agree that the Company’s 25% Equity Interests in the MMMM Mining subsidiaries will not be subject to any dilution and shall retain full anti-dilution rights and privileges (the Company’s Anti-Dilution Rights”), so long as the Company shall be in compliance with its funding obligations as set forth in Sections 1.04(e), (f), (g), (h) and (i) of this Agreement and Sections 1.03(l), (m), (n), (o), (s) and (t) of the Share Exchange Agreements, and unless the Company shall give it prior written consent to any dilutive event, or unless any corporate or capital raising transaction(s) undertaken by Aurum necessitates and results in dilution of all outstanding Common Stock of the MMMM Mining Subsidiaries and provided that the holders of the 25% Equity Interests in the MMMM Mining Subsidiaries shall receive not less than 30 business days prior written notice of any such corporate or capital raising transactions.. Aurum further agrees that it will not issue any shares of preferred stock of the MMMM Mining Subsidiaries, without the prior written consent of NuAxess and PR345.

Section 1.03 MBO Closing. The MBO Closing of the transactions contemplated by this Agreement shall take place at the same time and date as the NuAxess/PR345 Closings and on such date that all conditions precedent and obligations of the Parties to consummate such MBO Transactions contemplated hereby, including as set forth in Section 1.01 and 1.04, are satisfied or waived by the respective Parties.

Section 1.04 Conditions to Closing. The respective obligations of each of the Parties to affect the MBO Closing shall be subject to the satisfaction at or prior to the MBO Closing of each of the following conditions:

(a) Authorization. On or before the Closing Date, the Company’s and Aurum’s Board of Directors shall have duly authorized the execution and delivery of this Agreement and the transactions contemplated hereby;

(b) No Injunctions. No statute, rule, regulation, order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which in any material respect restricts, prohibits or threatens to restrict or prohibit the consummation of any of the transactions contemplated herein.

(c) Representations and Warranties. The representations and warranties made by each of the Parties herein shall be true and correct in all material respects as of the date hereof and as of the Closing with the same effect as if the representations and warranties were made as of the date hereof and as of the Closing.

(d) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by either Party on or prior to the Closing shall have been performed or complied with in all material respects.

(e) Payment of $100,000 upon Closing. On the Closing Date, the Company, NuAxess and/or PR345 shall make a payment of $100,000 into an account designated by Aurum as working capital for the operations of the MMMM Mining Subsidiaries.

(f) Additional Payment Obligation. Within 30 days of the Closing Date, the Company and their designated representatives or third-party investors selected by the Company shall, assuming funding is received, make an additional payment of $400,000 to Aurum for use in the MMMM Mining Operations. If that anticipated financing is not received, the Company will be obligated to deliver to Aurum the first $400,000 of debt or equity raised by the Company within 5 business days of receipt. This is separate and apart from the Company’s equity financing obligation to Aurum set forth in Section 1.03(e), (g), (h) and (i).

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(g) Equity Financing Agreement. Upon the Closing, the Company, through NuAxess and PR345, shall obtain the written consent of CBP under the above-referenced Equity Financing Agreement to provide that 20% of all proceeds received by the Company under the Equity Financing Agreement with CBP, or any amendment thereto, will be paid and deposited by such equity financing entities directly into an account designated by Aurum and in the name of and for the benefit of Aurum, and that such funds shall be used as working capital for MMMM Mining Subsidiaries in furtherance of their Mining Operations. A copy of all such written consents of CBP will be provided to Aurum within five (5) business days of the Closing of this Agreement. To the extent that the Company enters into an equity financing facility to replace the Equity Financing Agreement or any other equity financing agreement with anyone else, the Company shall obtain the written consent of such equity financing lender to provide that 20% of all proceeds received by the Company under the equity financing facility will be paid and deposited by such equity financing entities directly into an account designated by Aurum and in the name of and for the benefit of Aurum.

(h) Outstanding Expenses. All expenses incurred by the Company on and after the Closing Date, including without limitation those expenses relating to the Company’s public company status, all its operations, including outstanding promissory notes with PowerUp Lending Group, Ltd, John P. Ryan and John J. Ryan (the “Existing Notes”), shall remain the obligation of the Company. The Parties agree that any additional convertible notes that are issued solely to fund the operations of the MMMM Mining Subsidiaries (the “New Convertible Notes”), which converted after the Closing, shall result in the dilution of the 7.5% equity interests of the existing shareholders of the Company, and shall not dilute the equity interests of either NuAxess or PR345 or their respective shareholders.

(i) Equity Financing Agreement and Promissory Notes. On or before the Closing Date, the Company, through NuAxess and PR345, shall obtain the written agreement and/or consent of Crown Bridge Partners, LLC and PowerUp Lending Group, Ltd. to the transactions contemplated by this Agreement, including without limitation, CBP’s agreement to fund 20% of the Equity Financing Agreement or any other equity or debt financing arrangement pursuant to which CBP or its affiliates are a party, directly to the account designated in writing by Aurum.

With respect to the closing conditions listed in (g) and (i) above, the Parties shall deliver at the Closing an executed officer’s certificate to such effect.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF AURUM

Aurum represents and warrants to the Company that, as of the date hereof, except for those representations and warranties that speak of a different date:

Section 2.01 Organization, Standing and Corporate Power of Aurum. Aurum, having been recently organized on or about March 22, 2019, is and as of the Closing Date, will be duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to carry on its business as now being conducted. Aurum is duly qualified or licensed to do business and are in good standing in each jurisdiction in which the nature of it business or the ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to Aurum. As used herein the term “Material Adverse Effect” or “Material Adverse Change” shall mean any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of the Parties or Aurum taken as a whole.

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Section 2.02 Authority; Non-Contravention. Aurum’s Board of Directors has all requisite authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Aurum and the consummation by Aurum of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Aurum. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of Aurum, enforceable against it in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Aurum under, (i) its charter documents, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Aurum or its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Aurum or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to Aurum or could not prevent, hinder or materially delay the ability of Aurum to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to Aurum in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated by this Agreement.

Section 2.03 Acquisition of the Purchased Equity Interests.

(a) Management Control by Aurum. Notwithstanding anything contained in this Agreement, any other document or any name change the Company undergoes, the Parties agree that Aurum shall have exclusive control, power, authority and discretion over the operation of the MMMM Mining Subsidiaries and all decision-making related thereto, including but not limited to: (1) any decision to sell or assign the leases and/or claims, (2) raise additional capital, (3) enter into contracts, agreements or other arrangements in the normal course of business, (4) hire consultants or employees to assist in the operations, (5) pay salaries, (6) make and file, where necessary, annual reports and annual fees, updates to corporate status and standing, amendments to articles of incorporation and bylaws, applications for permits, and all other filings on behalf of the MMMM Mining Subsidiaries with the appropriate local and state governmental agencies, (7) make and file all applications for local, state and federal permits relating to their operations, and (8) take any other action to run the MMMM Mining Subsidiaries in any manner its management deems best. Notwithstanding the foregoing, Aurum agrees that all actions it takes in its position as exclusive control person with power, authority and discretion over the operation of the MMMM Mining Subsidiaries shall be in compliance with applicable law.

(b) Economic Risk. Aurum can bear the economic risk of its: (i) investments and ownership of the Purchased Equity Interests; and (ii) operation of the MMMM Mining Subsidiaries. Aurum further represents that it possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in Purchased Equity Interests acquired by Aurum under this Agreement.

(c) Acknowledgment. Aurum acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(d) Review of SEC Documents. Aurum acknowledges that they has carefully reviewed such information as each has deemed necessary including, but not limited to the Company’s reports and filings with the SEC under the Act and the Securities Exchange Act of 1934 (the “Exchange Act”) (which reports and filings are referred to as the “SEC Documents”) to evaluate an investment in the MMMM Mining Subsidiaries pursuant to this Agreement and the transactions contemplated hereby. To the full satisfaction of Aurum, they have been furnished all materials that reasonably requested relating to the Company, the issuance of the shares and the delivery of the Exchange Shares.

Section 2.04 Subsidiaries. At present, Aurum owns no subsidiaries, nor does it own or have an interest in any other corporation, partnership, joint venture or other entity.

Section 2.05 Contracts and Other Commitments. Other than a contract to develop the Alaska property through Nomadic Gold Mines, Inc., Aurum is not a party to contracts or agreements other than this Agreement. Notwithstanding the foregoing, Aurum may enter into any contract, agreement or other business arrangement in its sole discretion, consistent with applicable law.

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Section 2.06 Taxes. Aurum has only recently been organized and, as such, has not filed nor is it required to file any returns required to be filed. Aurum has, or will have, paid in full all taxes due, if any, through the Closing Date. Aurum is not a party to any pending action or proceeding by any governmental authority for the assessment of any tax, and, to the knowledge of Aurum, no claim for assessment or collection of any tax has been asserted against Aurum that have not been paid. There are no tax liens upon the assets of Aurum. There is no valid basis, to Aurum’s knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any tax to be issued to Aurum by any governmental authority.

Section 2.07 Litigation. There is no claim, action, proceeding, or investigation pending or, to its knowledge, threatened against or affecting Aurum before or by any court, arbitrator or governmental agency or authority which, in its reasonable judgment, could have a material adverse effect on the operations or prospects of Aurum. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Aurum or asserted against Aurum that have not been paid.

Section 2.08 Compliance with Laws and Regulations. Aurum is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local and foreign) applicable to it in all jurisdictions where the business of Aurum is conducted or to which Aurum is subject.

Section 2.09 No Breaches. The making and performance of this Agreement will not (i) conflict with or violate the Articles of Incorporation or the Bylaws of Aurum, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which Aurum is a party or by which Aurum or any of its businesses, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of Aurum under, or create any rights of termination, cancellation or acceleration in any person under, any contract.

Section 2.10 Government Licenses, Permits, Authorizations. Aurum has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted (“Licenses and Permits”). All such Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or, to the knowledge of Aurum, threatened.

Section 2.11 Governmental Approvals. Except as set forth in this Agreement, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Aurum with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with Aurum’s execution, delivery and performance of this Agreement. Except as set forth in this Agreement, no consents of any other parties are required to be received by or on the part of Aurum to enable Aurum to enter into and carry out this Agreement.

Section 2.12 Liabilities. Aurum acknowledges and agrees that pursuant to the terms of this Agreement, Aurum is assuming and thereby becomes solely responsible for 100% of the direct liabilities of the MMMM Mining Subsidiaries.

Section 2.13 No Omissions or Untrue Statements. To the best of Aurum’s knowledge no representation or warranty made by Aurum to the Company in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

Section 2.14 Disclosure. All disclosure provided to the Company by or on behalf of Aurum regarding Aurum, its business and the transactions contemplated hereby, furnished by or on behalf of Aurum with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue or misleading statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 2.15 No Further Issuances. Aurum agrees that from and after the MBO Closing, it will not issue any additional shares of Preferred Stock of the MMMM Mining Subsidiaries nor will it issue or authorize the issuance of debt or equity securities of the MMMM Mining Subsidiaries convertible into shares of Preferred Stock of the MMMM Mining Subsidiaries without the prior written consent of NuAxess and PR345 or any successor holder of the 25%Equity Interests in the MMMM Mining Subsidiaries. After the Closing, the Company shall have no authority to issue or authorize the issuance of any shares of the MMMM Mining Subsidiaries.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Aurum that, as of the date hereof, except for those representations and warranties that speak of a different date, and subject to the Company’s SEC Documents:

Section 3.01 Organization, Standing and Corporate Power. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Idaho and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to the Company.

Section 3.02 Capital Structure. The authorized capital stock of the Company consists of (i) 100,000,000 authorized shares of common stock, $0.001 par value (“Common Stock”), of which 68,352,733 shares are issued and outstanding and 25,686,317 shares are reserved as of the date of the hereof, and (ii) 10,000,000 shares of Preferred Stock, $0.10 par value, of which one share of Series B Super Voting Preferred Stock is issued and outstanding at the date hereof, 400,000 shares of Series C Preferred Convertible Stock will be issued and outstanding as of the Closing Date, 400,000 shares of Series D Preferred Convertible Stock will be issued and outstanding as of the Closing Date, and 18,182 shares of Series E Preferred Convertible Stock will be issued and outstanding as of the Closing Date. The authorized capital stock of the MMMM Mining Subsidiaries is as follows: (i) Lander Gold Mines, Inc. , a Wyoming corporation, has authorized: (a) 100,000,000 shares of common stock, par value $0.0001 (the “Lander Common Stock”); and (b) 10,000,000 shares of preferred stock, par value $0.001 (the “Lander Preferred Stock”); and (ii) Nomadic Gold Mines, Inc., an Alaska corporation, has authorized: (a) an unlimited number of shares of common stock, no par value (the “Nomadic Common Stock”); and (b) 50,000,000 shares of preferred stock, par value $0.01 (the “Nomadic Preferred Stock”).

Section 3.03 Authority; Non-Contravention. The Company has all requisite authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of MMMM, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under, (i) the certificate of incorporation or bylaws of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company, as the case may be, of any of the transactions contemplated by this Agreement, except the filings of the Certificates of Designation with respect to the Super Voting Preferred Stock and the Series C, Series D and Series E Preferred Stock with the State of Idaho, and the Forms 8-K and 8-K/A filed with the SEC with respect to the transactions contemplated by the Share Exchange Agreements and this Agreement.

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Section 3.04 SEC Documents. Since March 27, 2018, the Company has filed all forms, reports and documents with the SEC, defined as the SEC Documents, that have been required to be filed by it under applicable laws, or pursuant to comment letters issued by the staff of SEC’s Division of Corporation Finance, prior to the date hereof. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), (i) each SEC Document complied as to form in all material respects with the applicable requirements of the Act, the Exchange Act, and/or the Sarbanes-Oxley Act, as the case may be, each as in effect on the date such SEC Document was filed, and (ii) each SEC Document did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of the Company, none of the SEC Documents is the subject of ongoing SEC review or investigation. The financial statements included in the SEC Documents, including any amendments to the SEC Documents, comply in all material respects with the applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. The financial statements included in the SEC Documents have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis (“GAAP”), and fairly represent the financial position of the Company and as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the omission of certain footnotes. Except as set forth in the SEC Documents, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of the Company or in the notes thereto.

Section 3.05 Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or, to the knowledge of the Company, threatened against the Company. The Company is not subject to any order, writ, judgment, injunction, decree or award of any court or any governmental authority.

Section 3.06 Compliance. The Company has not been advised, nor does the Company have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business.

ARTICLE IV

COVENANTS

Section 4.01 Access to Information; Confidentiality.

(a) The Parties hereto shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to any other Party and its representatives reasonable access during normal business hours during the period prior to the Closing Date of the Agreement to its properties, books, contracts, commitments, personnel and records and, during such period, the Parties shall, and shall cause each of its officers, employees and representatives to, furnish promptly to any other Party all information concerning its business, properties, financial condition, operations and personnel as such other Party may from time to time reasonably request. Except as required by law, each Party will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives to hold, any nonpublic information concerning another Party in strict confidence.

(b) No investigation pursuant to this Section shall affect any representations or warranties of the Parties herein or the conditions to the obligations of the Parties hereto.

(c) Following the MBO Closing and for as long as the Company shall retain any Nomadic Shares or Lander Shares, Aurum shall cause its officers, employees, counsel or other representative to provide the Company, its officers, employees, counsel, financial advisors and other representatives (collectively, the “Company’s Representatives”) to reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records and shall cause each of its officers, employees and representatives to, furnish with reasonable promptitude to any Company Representative all information concerning the MMMM Mining Subsidiaries’ business, properties, financial condition, operations and personnel as the Company may, from time to time, reasonably request. Except as required by law, each Party will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives to hold, any nonpublic information concerning another Party in strict confidence.

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(d) Following the MBO Closing and for as long as the Company is obligated to provide additional funding to Aurum as set forth in Sections 1.04(e), (f), (g), (h) and (i) of this Agreement and Sections 1.03(l), (m), (n), (o), (s) and (t) of the Share Exchange Agreements, the Company shall cause its officers, employees, counsel or other representative to provide Aurum, its officers, employees, counsel, financial advisors and other representatives (collectively, “Aurum’s Representatives”) to reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records and shall cause each of its officers, employees and representatives to, furnish with reasonable promptitude to any Aurum Representative all information concerning the additional funding obligations as Aurum may, from time to time, reasonably request. Except as required by law, each Party will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives to hold, any nonpublic information concerning another Party in strict confidence.

Section 4.02 Commercially Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. The Parties hereto will use their commercially reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties in connection with the transactions contemplated by this Agreement, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. The Parties hereto shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Exchange.

Section 4.03 Mutual Cooperation. The Parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the Parties’ obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals, if any, from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

Section 4.04 Changes in Representations and Warranties of a Party. Between the date of this Agreement and the Closing Date, no Party shall directly or indirectly, enter into any transaction, take any action, or by inaction permit an otherwise preventable event to occur, which would result in any of the representations and warranties of such Party herein contained not being true and correct at and as of the Closing Date. Each Party shall promptly give written notice to the other Parties upon becoming aware of (A) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement, and (B) any impending or threatened breach in any material respect of any of the Party’s representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

Section 4.05 SEC Filings. The Parties agree that within 4 business days of the MBO Closing, the Company shall file a current report on Form 8-K with the SEC disclosing the MBO Closing, the NuAxess/PR345 Closing and the transactions in connection therewith, to the full extent required by Form 8-K. The Company also represents that it intends to file an Information Statement with the SEC with respect to contemplated corporate actions including, but not necessarily limited to: (i) change the name of the Company from Mineral Mountain Mining & Mineral Company to Quad M Solutions, Inc.; (ii) increase the authorized shares of the Company’s capital stock, specifically to increase the number of authorized shares of the Company’s Common Stock in order to have a sufficient number of authorized shares of Common Stock available pursuant to the obligations of the Company in connection with the requirements of the Series E Convertible Preferred Securities Purchase Agreement dated April 9, 2019 between the Company and NuAxess, on one hand, and an institutional investors, on the other hand, among other business purposes; (iii) grant authority to the Company’s Board of Directors as newly constituted upon the MBO Closing (the “New Board”), to implement a reverse split of the outstanding shares of Common Stock, on a ratio and in accordance with a schedule to be determined by the New Board; and (iv) to redomicile the Company from the State of Idaho to a jurisdiction to be determined by the New Board (the foregoing are referred to, collectively, as the “Corporate Actions”). The Parties understand that the New Board, subject to the Company’s Certificate of Incorporation as amended, its bylaws, the laws of the State of Idaho, and the requirements of Rule 14f1 under the Exchange Act. The Company further undertakes to make such other filings as may be necessary to comply with the Exchange Act and the rules and regulations promulgated by the SEC thereunder

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Section 4.06 Conduct of Business.

4.06.1. From and after the Closing Date, Aurum shall conduct the business of the MMMM Mining Subsidiaries in a professional manner and will strive toward maximizing the profit generated from its operation of the MMMM Mining Subsidiaries. The Parties agree that Aurum shall have full and exclusive control, power, authority and discretion over the operation of the MMMM Mining Subsidiaries and all decision-making related thereto, including but not limited to: (1) any decision to sell or assign the leases and/or claims, (2) raise additional capital, (3) enter into contracts, agreements or other arrangements in the normal course of business, (4) hire consultants or employees to assist in the operations, (5) pay salaries, (6) make and file, where necessary, annual reports and annual fees, updates to corporate status and standing, amendments to articles of incorporation and bylaws, applications for permits, and all other filings on behalf of the MMMM Mining Subsidiaries with the appropriate local and state governmental agencies, (7) make and file all applications for local, state and federal permits relating to their operations, and (8) take any other action to run the MMMM Mining Subsidiaries in any manner its management deems best. Notwithstanding the foregoing, Aurum may enter into any contract, agreement or other business arrangement in its sole discretion, consistent with applicable law.

4.06.2. From and after the Closing Date, the Company shall conduct the business of NuAxess and PR345 and maintain its business relationships in the ordinary and usual course consistent with its planned practices and will not take any action or create, incur, assume or suffer to exist any transaction the result of which would have a Material Adverse Effect on the Company’s ability to fulfill its obligations to Aurum under Section 1.04(e), (f), (g) or (i) of this Agreement or their corresponding obligations as set forth in Sections 1.03(l), (m), (n), (o), (s) and (t) of the Share Exchange Agreements.

Section 4.07 Anti-Dilution Protection. For a period commencing on the date of the Closing Date and continuing until such time, if ever that the Company shall no longer own any Nomadic Shares or Lander Shares or have any Equity Interests in the MMMM Mining Subsidiaries or any successors, Aurum hereby agrees to grant to the Company (and their assigns, successors and purchasers), irrevocable anti-dilution protection such that the Company shall retain its 25% Equity Interests in the MMMM Mining Subsidiaries, so long as the Company shall be in compliance with its funding obligations as set forth in Sections 1.04(e), (f), (g), (h) and (i) of this Agreement and Sections 1.03(l), (m), (n), (o), (s) and (t) of the Share Exchange Agreements, and unless the Company shall give it prior written consent to any dilutive event, or unless any corporate or capital raising transaction(s) undertaken by Aurum necessitates and results in dilution of all outstanding Common Stock of the MMMM Mining Subsidiaries and provided that the holders of the 25% Equity Interests in the MMMM Mining Subsidiaries shall receive not less than 30 business days prior written notice of any such corporate or capital raising transactions.

Section 4.08 Further Assurances. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 4.09 Indemnification. The Parties will indemnify and save harmless each other and their respective officers, directors, employees, agents and shareholders (the “Indemnified Persons”) from and against all costs, expenses, losses, claims, and liabilities, including reasonable legal fees and disbursements, suffered or incurred by either Party or any of the above-mentioned Indemnified Persons arising out of any threatened, pending or other action, suit or proceeding (collectively, a “Claim”) resulting from the actions of the other Party or such Party’s officers, directors, employees, agents and shareholders prior to, during and after the Closing Date.

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ARTICLE V

CONDITIONS TO OBLIGATIONS OF COMPANY

The obligation of Company to consummate the MBO Closing is subject to the following conditions, any of which may be waived by it in its sole discretion.

Section 5.01 Compliance by Aurum. Aurum shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with in all material respects prior to or on the Closing Date.

Section 5.02 Accuracy of Aurum Representations. The representations and warranties of contained in this Agreement or any certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

Section 5.03 Documents. All documents and instruments required hereunder to be delivered by Aurum to Company at the Closing shall be delivered in form and substance reasonably satisfactory to Company and its counsel.

Section 5.04 Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to Aurum’s knowledge, be threatened.

Section 5.05 Material Adverse Change. No material adverse change shall have occurred subsequent to the date of this Agreement, in the financial position, results of operations, assets, or liabilities of Aurum, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, or liabilities of Aurum.

Section 5.06 Approval by Aurum’s Board of Directors. The Board of Directors of Aurum shall have approved this Agreement and the transactions contemplated hereby.

Section 5.07 Regulatory Compliance. Aurum shall have received any and all regulatory approvals and consents, if any, required to complete the transactions contemplated hereby.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF AURUM

The obligation of Aurum to consummate the MBO Closing is subject to the following conditions, any of which may be waived by it in its sole discretion.

Section 6.01 Compliance by Company. Company, NuAxess and PR345 shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with in all material respects prior to or on the Closing Date.

Section 6.02 Accuracy of Company Representations. The representations and warranties of contained in this Agreement or any certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

Section 6.03 Documents. All documents and instruments required hereunder to be delivered by Company to Aurum at the Closing shall be delivered in form and substance reasonably satisfactory to Aurum and its counsel.

Section 6.04 Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to the Company’s or NuAxess’ or PR345’s knowledge, be threatened.

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Section 6.05 Material Adverse Change. No material adverse change shall have occurred subsequent to the date of this Agreement, in the financial position, results of operations, assets, or liabilities of Company, NuAxess or PR345 nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, or liabilities of Company, NuAxess or PR345.

Section 6.06 Approval by Company’s Board of Directors. The Board of Directors of Company, NuAxess and PR345 shall have approved this Agreement and the transactions contemplated hereby.

Section 6.07 Regulatory Compliance. Company, NuAxess and PR345 shall have received any and all regulatory approvals and consents, if any, required to complete the transactions contemplated hereby.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Brokers. Each Party agrees that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.

Section 7.02 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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Section 7.03 Notices. All notices or other communications required or permitted by this Agreement shall be in writing and addressed as follows:

If to the Company, then to:
Mineral Mountain Mining & Milling Company
Attn: Pat Dileo, CEO
122 Dickenson Avenue
Toms River, New Jersey 08753
Email: aroundthekt@aol.com

With a copy to (but shall not constitute notice):
The Lonergan Law Firm, LLC
Attn: Lawrence R. Lonergan, Esq.
96 Park Street
Montclair, NJ 07042
Email: llonergan@wlesq.com

If to Aurum, then to:
Aurum, LLC
Attn: Sheldon Karasik
13 Bow Circle, Suite 170
Hilton Head, South Carolina 29928
Email: sgklawfirm@gmail.com

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or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Notice shall be deemed to have been duly received: (a) if given email, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission; (b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mail; and (c) if given by courier, messenger or other means, when received or personally delivered and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any Party to the other Parties pursuant to notice given by such Party in accordance with the provisions of this Section 7.03.

Section 7.04 Third-Party Beneficiaries. This contract is strictly between the Company, on one hand and Aurum, on the other hand except as specifically provided, no other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 7.05 Expenses. Unless the Parties shall otherwise agree, each Party shall bear the expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and any other agreements in connection therewith, or any of the other transactions contemplated hereby.

Section 7.06 Entire Agreement. This Agreement and the related documents referenced herein represent the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.08 Survival; Termination. The representations, warranties and covenants of the respective Parties shall survive the consummation of the transactions herein contemplated for a period of five years.

Section 7.09 Succession and Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of the Parties’ representatives; provided that Aurum may assign this Agreement and/or its rights and obligations hereunder to any affiliate or any lender without such approval, provided, however, Aurum shall remain contractually liable for any of its obligations hereunder.

Section 7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be but a single instrument. Signatures delivered by email shall be deemed original signatures.

Section 7.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently therewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore or thereafter occurring or existing. This Agreement may by amended by a writing signed by all Parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may only be extended by a writing signed by the Party or Parties for whose benefit the provision is intended

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

Aurum, LLC		Mineral Mountain Mining & Milling Company

By:	Sheldon Karasik	By:	Pat Dileo
Name:	Sheldon Karasik	Name:	Pat Dileo
Title:	Authorized Signatory	Title:	Chief Executive Officer

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